       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1999
                                                      REGISTRATION NO. 333-74349
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

               AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

  BERGEN BRUNSWIG CORPORATION                NEW JERSEY                        22-1444512
     BERGEN CAPITAL TRUST I                   DELAWARE                        APPLIED FOR
    BERGEN CAPITAL TRUST II                   DELAWARE                        APPLIED FOR
    BERGEN CAPITAL TRUST III                  DELAWARE                        APPLIED FOR
  (Exact name of registrant as      (state or other jurisdiction            (I.R.S. Employer
   specified in its charter)            of incorporation or               Identification No.)
                                           organization)

                            ------------------------

                            4000 METROPOLITAN DRIVE
                         ORANGE, CALIFORNIA 92868-3598
                                 (714) 385-4000
              (Address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)
                            ------------------------

                                MILAN A. SAWDEI
          EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                            4000 METROPOLITAN DRIVE
                         ORANGE, CALIFORNIA 92868-3598
                                 (714) 385-4255
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                       Copy to: PETER H. EHRENBERG, ESQ.
                             Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM
                                                                            AGGREGATE           AGGREGATE           AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
          SECURITIES TO BE REGISTERED(1)             REGISTERED(1)(2)      PER UNIT(3)         PRICE(3)(4)             FEE
Debt Securities.
Preferred Securities of Bergen Capital Trust I,
  Bergen Capital Trust II and Bergen Capital Trust
  III.
Guarantees of Preferred Securities of Bergen
  Capital Trust I, Bergen Capital Trust II and
  Bergen Capital Trust III by Bergen Brunswig
  Corporation (5)
Class A Common Stock, par value $1.50 per share,
  of Bergen Brunswig Corporation (including
  preferred share purchase rights) (6)
Total.                                               $300,000,000(7)           100%          $300,000,000(7)        $83,400(8)

(1) Such indeterminate principal amount of Debt Securities and Guarantees and such indeterminate number of Preferred Securities as may from time to time be issued at indeterminate prices, with an aggregate public offering price not to exceed $300,000,000. Certain Debt Securities may be issued and sold to any or all of Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III, in which event such Debt Securities may later be distributed to the holders of Preferred Securities.

(2) In United States dollars or the equivalent thereof in one or more foreign currencies, composite currencies or currency units as shall result in an aggregate initial offering price for all securities of $300,000,000. If any of the Debt Securities are issued at a discount from their principal amount, the principal amount will be increased such that the aggregate initial offering price will equal $300,000,000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the rules and regulations under the Securities Act of 1933.

(4) Such amount represents (a) the principal amount of any Debt Securities issued at their principal amounts, (b) the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, and (c) the issue price of any Preferred Securities.

(5) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of Bergen under the Indentures and any supplemental indentures thereto and pursuant to the Declarations of Trust to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III, each as described in the registration statement. All obligations under the Declarations of Trust, including the indemnity obligation, are included in the back-up undertakings.

(6) Such indeterminate number of shares of Class A Common Stock as may be issuable upon conversion of any Preferred Securities or Debt Securities registered hereunder having conversion rights ("Convertible Securities"), including such shares as may be issued pursuant to anti-dilution adjustments. No separate consideration will be received for any shares of Class A Common Stock issuable upon conversion of Convertible Securities. Preferred share purchase rights are currently attached to, and trade with, the Registrant's Class A Common Stock and entitle the holder thereof to purchase one-one hundredth of a share of the Registrant's Series A Junior Preferred Stock. If Class A Common Stock is issued, these rights will be issued for no additional consideration.

(7) Does not include an additional $400,000,000 of securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-631) which are being carried forward pursuant to Rule 429 under the Securities Act of 1933, as amended.

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement relates to the $300,000,000 of securities registered hereby and to the remaining unsold $400,000,000 of such securities previously registered by the Registrant under its Registration Statement on Form S-3 (File No. 333-631).

(8) Previously paid.

PROSPECTUS
-------------

                                  $700,000,000

                                     [LOGO]

            SENIOR DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES
                             BERGEN CAPITAL TRUST I
                            BERGEN CAPITAL TRUST II
                            BERGEN CAPITAL TRUST III

    PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH HEREIN BY BERGEN
                              BRUNSWIG CORPORATION
------------------------------------------------------------

BERGEN:

- will pay principal, premium (if any) and interest on its senior debt securities and, subject to payment of its senior debt, on its subordinated debt securities; and

- will guarantee the payment by each trust of the preferred securities based on several obligations described in this prospectus.

THE TRUSTS:

    Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III are Delaware business trusts. Each trust has been established to:

- sell preferred securities (representing undivided beneficial interests in the trust) to the public;

- sell common securities (representing undivided beneficial interests in the trust) to Bergen;

- use the proceeds from these sales to buy an equal amount of subordinated debt securities of Bergen; and

- distribute the cash payments it receives on the subordinated debt securities it owns to the holders of the preferred and common securities.

    WE WILL PROVIDE THE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                  The date of this prospectus is May 14, 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Forward-Looking Statements.................................................................................           2
About This Prospectus......................................................................................           3
Where You Can Find More Information........................................................................           4
Bergen.....................................................................................................           5
The Trusts.................................................................................................           5
Use of Proceeds............................................................................................           6
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends...           6
Description of Securities..................................................................................           6
Description of Debt Securities.............................................................................           6
Description of Preferred Securities........................................................................          15
Description of Preferred Securities Guarantees.............................................................          22
Relationship among Preferred Securities, Preferred Securities Guarantees and Subordinated
  Debt Securities Held by Each Trust.......................................................................          24
Description of Class A Common Stock........................................................................          25
Other Matters Applicable to the Securities.................................................................          25
Plan of Distribution.......................................................................................          26
Legal Opinions.............................................................................................          27
Experts....................................................................................................          27

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes or incorporates by reference forward-looking statements, including those identified by the words "believes," "anticipates," "expects" and similar expressions. Bergen has based these forward-looking statements on its current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties, and assumptions about Bergen, including, among other things:

    - uncertainties relating to general economic conditions;

    - the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available;

    - the malfunction or failure of Bergen's information systems, including malfunctions or failures associated with Year 2000 compliance or readiness issues;

    - the costs and difficulties related to the integration of recently acquired businesses, including the status of such companies' compliance with Year 2000 protocols;

    - changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of Bergen's independent auditors, or the staff of the Securities and Exchange Commission;

    - changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products and/or services, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers;

    - application of, changes in, or failure to comply with, government regulations;

    - the costs and other effects of legal and administrative proceedings and governmental audits;

    - competitive factors in Bergen's healthcare service businesses, including pricing pressures;

    - the continued financial viability and success of Bergen's customers and suppliers;

    - technological developments and products offered by competitors;

    - failure to retain or continue to attract senior management or key personnel;

    - risks associated with international operations, including fluctuations in currency exchange ratios;

    - successful challenges to the validity of the Company's patents, copyrights and trademarks;

    - difficulties or delays in the development, production and marketing of new products and services;

    - strikes or other labor disruptions;

    - labor and employee benefit costs;

    - injuries to persons or property resulting from the operation of Bergen's businesses;

    - pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation;

    - changes in buying practices of hospital buying groups or hospitals;

    - availability and cost of attractive acquisition candidates;

    - the continuation of various trends in the long-term care market (including the trends toward consolidation, cost containment and the implementation of the Medicare prospective payment system); and

    - the effect of reforms of the healthcare delivery system.

    Bergen has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur.

    You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements. Bergen has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Bergen is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that Bergen filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, Bergen and the trusts described in this prospectus may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $700,000,000. This prospectus provides you with a general description of the securities Bergen and the trusts may offer. Each time Bergen and the trusts sell securities, Bergen will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE
  INFORMATION

    Bergen files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information concerning Bergen can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Bergen. Bergen's Class A Common Stock is listed and traded on the New York Stock Exchange ("NYSE"). Bergen's reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    This prospectus is part of a registration statement filed with the SEC by Bergen and the trusts. The full registration statement can be obtained from the SEC as indicated above or from Bergen.

    The SEC allows Bergen to "incorporate by reference" the information it files with the SEC. This permits Bergen to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically be deemed to update and supersede this information. Bergen incorporates by reference the following documents which have been filed with the SEC:

    - Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended;

    - Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

    - Current Reports on Form 8-K, dated November 12, 1998, January 13, 1999, January 26, 1999, April 19, 1999 and April 30, 1999;

    - the description of Bergen's Shareowners' Rights Plan contained in Bergen's Registration Statement on Form 8-A dated February 14, 1994; and

    - the description of Bergen's Common Stock contained in Bergen's Registration Statement on Form S-4 declared effective by the SEC on March 16, 1999.

    Bergen also incorporates by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any such filings made after the filing of the first amendment to Bergen's registration statement and prior to the effectiveness of such registration statement, until the offering or offerings of all of the debt securities and preferred securities are completed.

    Bergen will provide without charge, upon request, a copy of any or all of the documents that are incorporated by reference in this prospectus. Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868, Attn: Milan A. Sawdei, Executive Vice President, Chief Legal Officer and Secretary; telephone: (714) 385-4000.

    There are no separate financial statements of the trusts in this prospectus. Bergen does not believe that these financial statements would be helpful because:

    - The trusts currently are wholly-owned by Bergen, which files consolidated financial information under the Exchange Act.

    - The trusts do not have any independent operations other than issuing the preferred and common securities and purchasing the subordinated debt securities.

    - Bergen guarantees the preferred securities of the trusts as described in this prospectus.

BERGEN

    Bergen is one of the nation's leading supply chain management companies, providing pharmaceuticals, medical-surgical supplies and specialty products as well as information management solutions and outsourcing services designed to improve cost effectiveness and increase value for customers, patients and manufacturers across the entire healthcare spectrum. Bergen also develops disease-specific treatment protocols and pharmacoeconomic initiatives to assist in the reduction of overall healthcare costs while improving disease management and outcomes. Bergen's executive offices are located at 4000 Metropolitan Drive, Orange, California 92868; telephone (714) 385-4000.

THE TRUSTS

    Bergen has created three Delaware business trusts pursuant to three Declarations of Trust. The trusts are named Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III. Bergen will file an Amended and Restated Declaration of Trust (a "Declaration") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Declaration is filed as an exhibit to the registration statement of which this prospectus forms a part.

    Each trust will exist solely to:

    - issue and sell its preferred and common securities;

    - use the proceeds from the sale of its preferred and common securities to purchase a series of Bergen's subordinated debt securities;

    - maintain its status as a grantor trust for United States federal income tax purposes; and

    - engage in other activities that are necessary or incidental to these purposes.

Each trust will be utilized for a single offering of preferred and common securities. Thus, there may be up to three offerings of such securities from time to time.

    Bergen will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities will represent the remaining 97% of such trust's total capitalization. Other than voting rights, the common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Bergen defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

    The prospectus supplement will specify whether or not the preferred securities are convertible. If the preferred securities are convertible, they will be convertible into shares of Bergen's Class A Common Stock, par value $1.50 per share, in accordance with the terms described in the prospectus supplement.

    The preferred securities will be guaranteed by Bergen as described later in this prospectus.

    Bergen has appointed the following five trustees to conduct each trust's business and affairs:

    - Chase Manhattan Bank and Trust Company, National Association ("Property Trustee");

    - Chase Manhattan Bank Delaware ("Delaware Trustee"); and

    - three Bergen officers ("Regular Trustees").

Only Bergen, as owner of the common securities, can remove or replace the trustees. In addition, Bergen can increase or decrease the number of trustees. However, the majority of trustees will always be Regular Trustees.

    Bergen will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except for the trust's obligations under the related preferred and common securities.

    The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

USE OF PROCEEDS

    Bergen will use the net proceeds that it receives from the sale of securities offered under this prospectus for general corporate purposes, including the retirement of outstanding debt of Bergen, Bergen's subsidiaries and entities which Bergen may acquire in the future. Each trust will use all proceeds from the sale of the common and preferred securities to purchase subordinated debt securities of Bergen. The prospectus supplement with respect to any offering of securities may identify different or additional uses for the proceeds of such offering.

RATIOS OF EARNINGS TO FIXED CHARGES
  AND EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED STOCK
  DIVIDENDS

    The following table sets forth Bergen's consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends based on the historical results of Bergen and its subsidiaries. For the purpose of calculating these ratios, earnings consist of income before income taxes and fixed charges. Fixed charges include interest and debt expense, including the portion of lease rentals representative of the interest factor.

                                                                                       SIX MONTHS ENDED
                                     YEAR ENDED SEPTEMBER 30,                             MARCH 31,
                                 --------------------------------                        -----------
                     1994         1995         1996         1997         1998         1998         1999
                     -----        -----        -----        -----        -----        -----        -----
Ratio of
  Earnings to
  Fixed
  Charges.......        4.2x         3.8x         4.4x         4.5x         2.4x         4.0x         4.8x
Ratio of
  Earnings to
  Combined Fixed
  Charges and
  Preferred
  Stock
  Dividends*....        4.2x         3.8x         4.4x         4.5x         2.4x         4.0x         4.8x

------------------------

*There were no dividends on preferred stock during any of the periods presented.

DESCRIPTION OF SECURITIES

    This prospectus contains a summary of the senior debt securities, the subordinated debt securities, the preferred securities, the preferred securities guarantee and Bergen's Class A Common Stock. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security. For more information, please refer to (1) the indenture (the "Senior Indenture"), dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, National Association ("Chase Manhattan Bank and Trust Company"), as trustee ("Senior Indenture Trustee"), relating to the issuance of each series of senior debt securities, (2) the indenture (the "Subordinated Indenture"), dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, as trustee (the "Subordinated Indenture Trustee"), relating to the issuance of each series of subordinated debt securities, (3) the Declaration of each trust, (4) Bergen's guarantee of the preferred securities issued by each trust (the "Preferred Securities Guarantees") and (5) Bergen's Restated Certificate of Incorporation, as amended. Forms of these documents are filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF DEBT SECURITIES

GENERAL

    From time to time Bergen may issue debt securities in one or more series--as either senior securities ("Senior Debt Securities") or subordinated securities ("Subordinated Debt Securities"). The term "Debt Securities" refers to both the Senior Debt Securities and the Subordinated Debt Securities. Certain general terms of the Debt Securities are described below. The particular terms of a series of Debt Securities will be described in a prospectus supplement.

    If Bergen issues Senior Debt Securities (other than the LYONs-TM-(*) discussed below), the

------------------------------

* Trademark of Merrill Lynch & Co., Inc.

Senior Debt Securities would be issued under the Senior Indenture. Bergen would issue the Subordinated Debt Securities (other than the LYONs) under the Subordinated Indenture. Bergen may offer Liquid Yield Option-TM- Notes ("LYONs"), which may be either Senior Debt Securities or Subordinated Debt Securities. LYONs will not be issued under the Senior Indenture or the Subordinated Indenture, but rather will be issued under a separate indenture (the "LYONs Indenture") to be entered into when LYONs are issued. The term "Indentures" means the Senior Indenture, the Subordinated Indenture and the LYONs Indenture, each of which will be subject to and governed by the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The term "Trustee" means the trustee under each of the Senior Indenture, the Subordinated Indenture and the LYONs Indenture.

    The Indentures do not limit the amount of Debt Securities that Bergen may issue, nor do they limit Bergen or its subsidiaries from issuing any other unsecured debt. The Debt Securities offered by this prospectus will be limited to $700,000,000 in aggregate principal amount.

    The Senior Debt Securities will rank equally with all of Bergen's senior and unsubordinated debt. Each series of Senior Debt Securities will be unsecured. Each series of Subordinated Debt Securities will be unsecured and will be subordinate and junior in priority of payment to certain of Bergen's other indebtedness to the extent described in a prospectus supplement.

    The Debt Securities are obligations exclusively of Bergen, which is a holding company. Its principal assets are its direct or indirect ownership of the capital stock of its subsidiaries, cash, marketable securities and real estate. Because Bergen's operations are currently conducted through subsidiaries, the cash flow and the consequent ability to service Bergen's debt, including the Debt Securities, are substantially dependent upon the earnings of its subsidiaries and the distribution of those earnings to Bergen or upon loans or other payments of funds by those subsidiaries to Bergen. The subsidiaries are separate and distinct legal entities and, except to the extent, if any, described in a prospectus supplement pertaining to particular series of Debt Securities, will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to Bergen by its subsidiaries may be subject to statutory or contractual restrictions, may be contingent upon the earnings of those subsidiaries and are subject to various business considerations.

    The Debt Securities will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of Bergen's subsidiaries. Any right of Bergen to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Bergen is itself recognized as a non-subordinated creditor of such subsidiary, in which case Bergen's would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Bergen.

    The Senior Indenture and Subordinated Indenture do not contain any covenants or other provisions designed to afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving Bergen or any of its subsidiaries. Reference is made to the prospectus supplement relating to a particular series of Debt Securities for information with respect to any deletions from, modifications of, or additions to, the events of default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing such protection.

    Each prospectus supplement will describe the following terms relating to a series of Debt Securities:

    - the title;

    - any limit on the amount that may be issued;

    - whether the series of Debt Securities will be issued as registered securities, bearer securities or both;

    - the price at which the series of Debt Securities will be issued, which may be at a discount or premium;

    - whether or not the series of Debt Securities will be issued in global form, and, if so, the terms and who the depositary will be;

    - the maturity date(s);

    - the person to whom any interest will be payable on any registered security, if other than the person in whose name such security is registered at the close of business on the regular record date;

    - the annual interest rate(s) (which may be fixed or variable), if any, or the method for determining the rate(s), and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payment date(s) or the method for determining such date(s);

    - the place(s) where payments shall be payable, registered securities may be surrendered for registration of transfer, securities may be surrendered for exchange, and notices and demands to or upon Bergen may be served;

    - the period(s) within which, and the price(s) at which, such series of Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and other related terms and provisions;

    - any mandatory or optional sinking fund provisions or any provisions for remarketing the securities and other related terms and provisions;

    - the denominations in which the series of Debt Securities will be issued, in the case of registered securities, if other than denominations of $1,000 and any integral multiple thereof, and, in the case of bearer securities, if other than denominations of $5,000 and any integral multiple of $5,000;

    - the currency or currencies, including composite currencies or currency units, in which the series of Debt Securities may be denominated or in which payment of the principal of, premium, if any, and interest, if any, on the series of Debt Securities will be payable, if other than the currency of the United States of America, and, if so, whether the series of Debt Securities may be satisfied and discharged other than as provided in the applicable Indenture;

    - if the amounts of payments of principal of and interest, if any, on the series of Debt Securities are to be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the series of Debt Securities are stated to be payable, the manner in which such amounts shall be determined and the calculation agent, if any;

    - if other than the entire principal amount, the portion of the principal amount of the series of Debt Securities that will be payable upon acceleration of the maturity pursuant to an event of default;

    - whether the series of Debt Securities is to be convertible into Bergen's Class A Common Stock and, if so, the conversion rate and the extent to which such conversion rate will be subject to anti-dilution provisions;

    - if other than as defined in the applicable Indenture, the meaning of "Business Day" when used with respect to the series of Debt Securities;

    - if the series of Debt Securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary security of such series or otherwise), or any installment of principal, premium or interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable Indenture, the forms and terms of such certificates, documents or conditions;

    - the right, if any, to extend the interest payment periods or defer interest payments and the duration of the extensions or deferrals;

    - the terms, if any, pursuant to which any series of Subordinated Debt Securities will be subordinate to any of Bergen's debt;

    - any addition to, or modification or deletion of, any event of default, covenant of Bergen or other term or provision specified in the applicable Indenture with respect to the series of Debt Securities; and

    - any other terms (which terms may be inconsistent with the applicable Indenture).

    One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to such an offering will be described in the applicable prospectus supplement.

CONSOLIDATION, MERGER OR SALE

    The Indentures generally permit Bergen to merge or consolidate, or sell, convey, transfer or otherwise dispose of its assets as an entirety or substantially as an entirety, provided that no event of default would occur as a result of such transaction. However, any successor or acquiror of such assets must assume all of the obligations of Bergen under the Indentures and the Debt Securities and be organized and existing under the laws of the United States, any state, or the District of Columbia.

SUBORDINATION

    If Bergen's assets are distributed upon dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on Subordinated Debt Securities will be subordinated, to the extent provided in the Subordinated Indenture and any applicable supplemental indenture, to the prior payment in full of all senior indebtedness, including Senior Debt Securities. No payment on account of principal (or premium, if any), sinking fund or interest may be made on Subordinated Debt Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while there is a default on senior indebtedness, any payment is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any Subordinated Debt Securities before all senior indebtedness has been paid in full, such payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of Subordinated Debt Securities will be subrogated to the rights of the holders of senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of amounts otherwise payable with respect to the Subordinated Debt Securities.

    Due to such subordination, if Bergen's assets are distributed upon insolvency, certain of our general creditors may recover more, ratably, than holders of Subordinated Debt Securities. The Subordinated Indenture or any applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge provisions and the legal defeasance provisions of the Subordinated Indenture.

    If this prospectus is being delivered in connection with the offering of a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated by reference in it will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

CERTAIN COVENANTS

    If Bergen agrees to material covenants with respect to a particular series of Debt Securities, such covenants will be described in the applicable prospectus supplement and will be added to the applicable Indenture by means of a supplemental indenture or other appropriate documentation.

CONVERSION RIGHTS

    If a particular series of Debt Securities is convertible, the terms and conditions, if any, on which such Debt Securities are convertible into Bergen's Class A Common Stock or other Bergen securities will be set forth in the applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Bergen, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the Debt Securities are redeemed.

EVENTS OF DEFAULT

    In addition to any other event of default specified in the prospectus supplement relating to a series of Debt Securities, the following are events of default under the Indentures with respect to any series of Debt Securities issued unless otherwise specified in the prospectus supplement relating to such series:

    - default in the payment of any principal of, or any premium on, such series;

    - default in the payment of any installment of interest on such series and continuance of such default for a period of 30 days;

    - default with respect to any obligation to make payments to a sinking fund or analogous obligation when the same becomes due by the terms of such series;

    - default in the performance of any other covenant in the applicable Indenture with respect to such series and continuance of such default for a period of 90 days after receipt by Bergen of notice of such default from the Trustee or receipt by Bergen and the Trustee of notice of such default from the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding;

    - acceleration or non-payment at maturity of (i) indebtedness for borrowed money of Bergen or any subsidiary or (ii) any guarantee of payment by Bergen or any subsidiary of any obligation of any person or entity, in either case in excess of $25,000,000, which acceleration or non-payment is not cured, waived, rescinded or annulled, or such indebtedness or guarantee is not discharged, within 15 days after receipt of written notice; and

    - certain events of bankruptcy, insolvency or reorganization of Bergen.

    If a series of Subordinated Debt Securities is held by a trust, it would also be an event of default if such trust voluntarily or involuntarily dissolves, winds up or terminates, except in connection with:

    - the distribution of such Subordinated Debt Securities to holders of preferred and common securities of such trust;

    - the redemption of all of the preferred and common securities of such trust; or

    - mergers, consolidations or amalgamations permitted by the Declaration of such trust.

    If an event of default with respect to Debt Securities of any series occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series, by notice in writing to Bergen (and to the Trustee if notice is given by such holders), may declare due the principal of (or if such Debt Securities are discount securities, the portion of the principal amount as specified in the applicable prospectus supplement), premium, if any, and accrued interest, if any, and call for immediate payment. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of an affected series (or if Subordinated Debt Securities of an affected series are held by a trust, the holders of at least a majority in aggregate liquidation amount of the trust's preferred securities) may waive any past default or event of default of such series, except defaults or events of default regarding:

    - payment of principal, interest or sinking fund obligations, if any; or

    - covenants that cannot be modified or amended without the consent of each holder of any outstanding Debt Securities affected (as described under "--Modification of Indentures; Waiver" below).

Any such permitted waiver will cure such default or event of default.

    If the Subordinated Debt Securities of any series are held by a trust, and a Declaration Event of Default (as defined under "Description of Preferred Securities--Declaration Events of Default" below) has occurred and is attributable to the failure of Bergen to pay principal, premium, if any, or interest on, such Subordinated Debt Securities, then each holder of the preferred securities of such trust may sue Bergen, or seek other remedies to force payment to such holder of the principal of, premium, if any, or interest on, such Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder.

    Subject to the terms of the applicable Indenture, if an event of default under that Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under that Indenture at the request or direction of any of the holders of the applicable series of Debt Securities, unless such holders have offered the Trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Debt Securities of that series, provided that:

    - the direction given to the Trustee is not in conflict with any law or the applicable Indenture;

    - the Trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

    - the Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the Debt Securities of any series will have the right to institute a proceeding under the applicable Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

    - the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

    - the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request to, and such holders have offered reasonable indemnity to, the Trustee to institute such proceedings as trustee; and

    - the Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series other conflicting directions, within 60 days after such notice, request and offer.

These limitations do not apply to a suit instituted by a holder of Debt Securities if Bergen defaults in the payment of the principal, premium, if any, or interest on, the Debt Securities.

    Bergen will periodically file statements with the Trustee regarding its compliance with the conditions and covenants in the Indentures.

MODIFICATION OF INDENTURES; WAIVER

    Bergen and each Trustee may change the applicable Indenture without the consent of any holders with respect to certain matters, including:

    - evidencing the succession of another person to Bergen and the assumption by it of Bergen's covenants in the applicable Indenture and the Debt Securities of such series;

    - adding to Bergen's covenants, agreements and obligations for the benefit of the holders of the series of Debt Securities, or to surrender any right or power of Bergen under the applicable Indenture;

    - evidencing and providing for the acceptance of appointment under the applicable Indenture of a successor Trustee with respect to the securities of one or more series and to add to or change any provisions of such Indenture as may be necessary to provide for or facilitate the administration by more than one Trustee;

    - curing any ambiguity or correcting any inconsistency in the applicable Indenture if such action does not adversely affect the interests of the holders of such Debt Securities;

    - by means of a supplemental indenture, adding, changing or eliminating any provisions of the applicable Indenture (which addition, change or elimination may apply to one or more series of Debt Securities) if such addition, change or elimination does not (a) apply to any security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and (b) modify existing holders' rights under such provisions;

    - securing the Debt Securities; or

    - changing anything else that does not adversely affect the interests of any holder of Debt Securities.

    In addition, under each Indenture, Bergen and each Trustee may change the rights of holders of a series of Debt Securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each affected series. However, the following changes, among other things, may be made only with the consent of each holder of any outstanding Debt Securities affected:

    - changing the stated maturity of such Debt Securities;

    - reducing the principal amount of a discount security payable upon declaration of acceleration;

    - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any such Debt Securities;

    - changing the place or currency of payment of principal, premium, if any, or interest, if any, on any such Debt Securities;

    - impairing the right to institute suit for the enforcement of any payment on or with respect to any such Debt Securities; and

    - modifying any of the foregoing requirements or reducing the percentage of Debt Securities, the holders of which are required to consent to any amendment or waiver of any covenant or past default.

    If the consent of the Property Trustee of a trust, as the sole holder of Subordinated Debt Securities held by the trust, is required for any amendment, modification or termination of the Subordinated Indenture, the Property Trustee will request directions from the holders of the preferred securities of the applicable trust.

FORM, EXCHANGE AND TRANSFER

    Debt Securities of each series may be issued as registered securities, as bearer securities (with or without coupons) or both. Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 and any integral multiple thereof and bearer securities will be issued in denominations of $5,000 and any integral multiple thereof. Subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement, registered securities will be exchangeable for other registered securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

    Subject to the terms of the relevant Indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, Debt Securities issued as registered securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Bergen for such purpose. Bearer securities will not be issued in exchange for registered securities. Unless otherwise provided in the Debt Securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but Bergen may require payment of any taxes or other governmental charges. Bergen has appointed each of the Senior Indenture Trustee and Subordinated Indenture Trustee and, if any Senior Debt Securities or Subordinated Debt Securities are denominated as LYONs, will appoint the trustee under the LYONs Indenture, as Security Registrar. Any transfer agent (in addition to the applicable Security Registrar) initially designated by Bergen for any Debt Securities will be named in the applicable prospectus supplement. Bergen may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Bergen will be required to maintain a transfer agent in each place of payment for the Debt Securities of each series.

    If the Debt Securities of any series are to be redeemed, Bergen will not be required to:

    - issue, register the transfer of, or exchange those Debt Securities during the 15 day period before the first date of publication of the relevant notice of redemption as to those Debt Securities; except that in the case of a series of registered securities selected for redemption where the required notice is mailed rather than published, the 15 day period predates the close of business on the day of such mailing;

    - in the case of registered securities, register the transfer of or exchange any Debt Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such registered security being redeemed in part; or

    - in the case of bearer securities, exchange any Debt Securities so selected for redemption, except to exchange such bearer security for a registered security that is immediately surrendered for redemption.

GLOBAL SECURITIES

    The Debt Securities of each series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global Debt Security may not be transferred, except as a whole, among the depositary for such Debt Security and/or its nominees and/or successors. If any Debt Securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any such global security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global Debt Security and the specific terms of the depositary arrangement with respect to any such global Debt Security.

DEFEASANCE

    The Indentures provide Bergen with the option to discharge itself from (a) all obligations of the Debt Securities of a series (except for certain administrative obligations) or (b) compliance with certain covenants of the Indentures. To exercise either option Bergen must irrevocably deposit in trust with the Trustee money or obligations of, or guaranteed by, the United States of America sufficient to pay all of the principal of, premium, if any, on and interest on the Debt Securities of such series on the dates such payments are due in accordance with their terms. To exercise either option, Bergen is required to deliver to the Trustee an opinion of tax counsel that the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize gain or loss for federal income tax purposes. To exercise the option described in clause (a) above, the tax opinion must be based either on a ruling of the Internal Revenue Service or a change in the applicable federal income tax law.

INFORMATION CONCERNING THE TRUSTEE

    Each Trustee, other than during the occurrence and continuance of an event of default under the applicable Indenture, is required to perform only such duties as are specifically set forth in such Indenture. Upon an event of default under the applicable Indenture, the Trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, each Trustee is under no obligation to exercise any of the powers given it by the applicable Indenture at the request of any holder of Debt Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

    Chase Manhattan Bank and Trust Company, the Trustee under the Senior Indenture and the Subordinated Indenture, is also the trustee with respect to $150 million in aggregate principal amount of Bergen's 7 3/8% Senior Notes due 2003 (the "7 3/8% Notes"), $100 million in aggregate principal amount of Bergen's 7 1/4% Senior Notes due 2005 (the "7 1/4% Notes" and, collectively with the 7 3/8% Notes, the "Senior Notes"), and $8.4 million in aggregate principal amount of Bergen's 6 7/8% Exchangeable Subordinated Debentures due 2011 (the
"6 7/8% Debentures"), and is the rights agent under Bergen's Shareowner Rights Plan. An affiliate of the Trustee is the transfer agent, registrar and dividend disbursing agent for Bergen's Class A Common Stock. Bergen also maintains banking relationships in the ordinary course of business with an affiliate of the Trustee. However, if Chase Manhattan Bank and Trust Company acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate such conflict or resign.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any Debt Securities (other than bearer securities) on any interest payment date will be made to the person in whose name such Debt Securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

    Principal of and any premium and interest on the Debt Securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by Bergen, except that, unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by wire transfer or by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the Trustee in The City of New York will be designated as sole paying agent for payments with respect to Debt Securities of each series. Bergen will be required to maintain a paying agent in each place of payment for the Debt Securities of a particular series.

    Unless otherwise indicated in an applicable prospectus supplement, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on bearer securities will be made, subject to any applicable laws and regulations, at the offices of a paying agent outside the United States as Bergen may designate, or by check mailed to any address or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable prospectus supplement, any payment of an installment of interest on any bearer security will be made only if the coupon relating to the interest installment is surrendered.

    All moneys paid by Bergen to a paying agent or the Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Bergen, and the holder of the security thereafter may look only to Bergen for payment thereof.

GOVERNING LAW

    The Indentures and Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

                      DESCRIPTION OF PREFERRED SECURITIES

GENERAL

    Each Declaration authorizes the Regular Trustees to issue on behalf of each trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Bergen. The subordinated debt securities will be held in trust by the Property Trustee for the benefit of the holders of such preferred and common securities.

    Under each Preferred Securities Guarantee, Bergen will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent such trust has funds available to make those payments and has not made such payments. See "Description of Preferred Securities Guarantees."

    The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Bergen under the series of subordinated debt securities held by such trust. If Bergen fails to make a payment on such subordinated debt securities, such trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

    Each Preferred Securities Guarantee, when taken together with Bergen's obligations under the related series of subordinated debt securities, the Subordinated Indenture and the related Declaration, will provide a full and unconditional guarantee of amounts due on the preferred securities issued by a trust.

    Each Declaration will be qualified as an indenture under the Trust Indenture Act. Each Property Trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust in order to comply with the provisions of the Trust Indenture Act.

    Each series of preferred securities will have the terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as described in the relevant Declaration or made part of such Declaration by the Trust Indenture Act or the Delaware Business Trust Act. Generally, the terms of such preferred securities will mirror the terms of the subordinated debt securities held by the trust.

    The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of such preferred securities, including:

    - the name of such preferred securities;

    - the dollar amount and number of securities issued;

    - any provision relating to deferral of distribution payments;

    - the annual distribution rate(s) (or method of determining such rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

    - the date from which distributions shall be cumulative;

    - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which such preferred securities shall be purchased or redeemed, in whole or in part;

    - the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of such preferred securities;

    - the voting rights, if any, of holders of such preferred securities;

    - whether such preferred securities are to be convertible, indirectly, into Bergen's Class A Common Stock and, if so, the conversion rate and the extent to which such conversion rate will be subject to anti-dilution provisions;

    - any securities exchange on which such preferred securities will be listed;

    - whether such preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

    - any other relevant rights, preferences, privileges, limitations or restrictions of such preferred securities.

    Each prospectus supplement will describe certain United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by such prospectus supplement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    Unless otherwise specified in an applicable prospectus supplement, each Declaration states that the related trust shall be dissolved:

    - upon the bankruptcy of Bergen;

    - upon the filing of a certificate of dissolution or its equivalent with respect to Bergen;

    - upon the filing of a certificate of cancellation with respect to such trust after obtaining the consent of at least a majority in liquidation amount of the preferred and common securities of such trust, voting together as a single class;

    - 90 days after the revocation of the certificate of incorporation of Bergen (but only if the certificate of incorporation is not reinstated during that 90-day period);

    - upon the election by Bergen, effective upon notice to the related trust, the Property Trustee and the Delaware Trustee, to dissolve such trust in accordance with the terms of the preferred and common securities and all of the related subordinated debt securities held by the Property Trustee shall have been distributed to the holders of the preferred and common securities in exchange for all of such securities; or

    - before the issuance of any common or preferred securities of such trust, with the consent of all of the Regular Trustees and Bergen;

    - upon the redemption of all of the common and preferred securities of such trust;

    - if the related subordinated debt securities are convertible into Bergen's Class A Common Stock, upon the exchange of a specified percentage or amount of the common and preferred securities of such trust for such subordinated debt securities and the conversion of such subordinated debt securities into shares of Bergen's Class A Common Stock; or

    - upon entry of a court order for the dissolution of Bergen or such trust.

    Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the preferred and common securities will be entitled to receive:

    - cash equal to the aggregate liquidation amount of each preferred and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

    - subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred and common securities are distributed to the holders of the preferred and common securities.

If such trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities shall be paid pro rata. However, if an event of default under the related Declaration has occurred, the total amounts due on such preferred securities will be paid before any distribution on such common securities.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Subordinated Indenture relating to a series of subordinated debt securities is an event of default under the Declaration of the trust that owns such subordinated debt securities (a "Declaration Event of Default"). See "Description of Debt Securities--Events of Default."

    Bergen and the Regular Trustees of a trust must file annually with the Property Trustee for such trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Declaration.

    Upon the occurrence of a Declaration Event of Default, the Property Trustee of the applicable trust, as the sole holder of the subordinated debt securities held by such trust, will have the right under the Subordinated Indenture to declare the principal of, premium, if any, and interest on such subordinated debt securities to be immediately due and payable.

    If a Property Trustee fails to enforce its rights under the terms of the applicable subordinated debt securities after a holder of preferred securities has made a written request, such holder may, to the extent permitted by applicable law, sue Bergen, or seek other remedies, to enforce the Property Trustee's rights under such subordinated debt securities without first instituting a legal proceeding against such Property Trustee or any other person or entity.

    If Bergen fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities issued by a trust which owns such notes may directly sue Bergen or seek other remedies, to collect its pro rata share of payments owed.

REMOVAL AND REPLACEMENT OF TRUSTEES

    Only the holder of a trust's common securities has the right to remove or replace the trustees of such trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration for such trust.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF THE TRUSTS

    A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other corporation or other body ("Merger Event"), except as described below. A trust may, with the consent of a majority of its Regular Trustees and without the consent of the holders of its preferred and common securities, consolidate, amalgamate, merge with or into, or be replaced by another trust, if:

    - the successor entity either

        (1) assumes all of the obligations of the trust relating to its preferred and common securities; or

        (2) substitutes for such trust's preferred and common securities other securities substantially similar to such preferred and common securities ("successor securities"), so long as the successor securities rank the same as such preferred and common securities for distributions and payments upon liquidation, redemption and otherwise;

    - Bergen acknowledges a trustee of such successor entity who has the same powers and duties as the Property Trustee of such trust as the holder of the particular series of subordinated debt securities;

    - the Merger Event does not cause its preferred securities or successor securities to be downgraded by any national rating agency;

    - the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its preferred and common securities or successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity);

    - the successor entity has a purpose identical to that of the trust;

    - prior to the Merger Event, Bergen has received an opinion of counsel from a law firm stating that

        (1) such Merger Event does not adversely affect the rights of the holders of the trust's preferred securities or any successor securities in any material way (other than with respect to any dilution of the holders' interest in the new entity); and

        (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

    - Bergen guarantees the obligations of the successor entity under the successor securities in the same manner as in the applicable Preferred Securities Guarantee and the guarantee of the common securities for such trust.

    In addition, unless all of the holders of the preferred and common securities approve otherwise, a trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF DECLARATIONS

    The holders of preferred securities have no voting rights except as discussed under "--Mergers, Consolidations or Amalgamations of the Trusts" and "Description of Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law and the Declaration for the applicable trust.

    Except as otherwise provided in the Declaration for a particular trust or by any applicable terms of the securities, such Declaration may be amended by, and only by, a written instrument approved and executed by the Regular Trustees (or, if there are more than two Regular Trustees, a majority of the Regular Trustees); provided, however, that:

    - no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to:

        * cause such trust to fail to be classified for the purposes of United States federal income taxation as a grantor trust;

        * affect the powers or the rights of the Property Trustee or the Delaware Trustee without the written consent of the Property Trustee or the Delaware Trustee, as the case may be; or

        * cause such trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act;

    - at such time after such trust has issued any securities which remain outstanding, any amendment which would adversely affect the rights, privileges or preferences of any holder of such securities may be effected only with such additional requirements as may be set forth in the terms of such securities;

    - certain provisions in such Declaration regarding the transferability of the common securities and regarding the amendment of such Declaration cannot be amended without the consent of all of the holders of the securities;

    - certain provisions in such Declaration regarding Bergen cannot be amended without Bergen's consent; and

    - Bergen's rights to increase or decrease the number of, and appoint and remove, Trustees shall not be amended without Bergen's consent.

    Notwithstanding the foregoing, a Declaration may be amended from time to time by the holders of a majority in liquidation amount of the common securities and the Property Trustee, without the consent of the holders of the preferred securities, to:

    - cure any ambiguity;

    - correct or supplement any provision in such Declaration that may be defective or inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under such Declaration, which shall not be inconsistent with the other provisions of such Declaration;

    - add to the covenants, restrictions or obligations of Bergen;

    - to ensure the applicable trust's classification as a grantor trust for United States federal income tax purposes; and

    - to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the applicable trust will not be required to register as an "investment company" under the Investment Company Act.

    Subject to certain qualifications, the Declaration may be amended by the holders of a majority in liquidation amount of the Common Securities and the Property Trustee if:

    - the holders of a majority in liquidation amount of the Preferred Securities consent to such amendment; and

    - the Regular Trustees have received an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the applicable trust's status as a grantor trust for United States federal income tax purposes or such trust's exemption from status as an "investment company" under the Investment Company Act.

    The holders of a majority in aggregate liquidation amount of the preferred securities of each trust have the right to:

    - direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee of the trust; or

    - direct the exercise of any trust or power conferred upon such Property Trustee under that trust's Declaration, including the right to direct the Property Trustee, as the holder of a series of subordinated debt securities, to

        (1) exercise the remedies available under the Subordinated Indenture with respect to such subordinated debt securities;

        (2) waive any event of default under the Subordinated Indenture that is waivable;

        (3) cancel an acceleration of the principal of the subordinated debt securities; or

        (4) consent to any amendment, modification or termination of the Subordinated Indenture or such subordinated debt securities where such consent shall be required.

However, if the Subordinated Indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of subordinated debt securities (a "super-majority") with respect to any such waiver or consent, then the Property Trustee for such series must get approval of the holders of such super-majority in liquidation amount of such series of preferred securities.

    In addition, before taking any of the foregoing actions, the Property Trustee must obtain an opinion of counsel stating that, as a result of such action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes.

    The Property Trustee of a trust will notify all preferred securities holders of such trust of any notice received from the Subordinated Indenture Trustee with respect to the subordinated debt securities held by such trust.

    As described in each Declaration, the Property Trustee may hold a meeting to have preferred securities holders vote on certain matters or have them approve such matters by written consent.

    If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities that are owned by Bergen or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means:

    - Bergen and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of preferred securities; and

    - any preferred securities owned by Bergen or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

INFORMATION CONCERNING THE PROPERTY TRUSTEES

    For matters relating to compliance with the Trust Indenture Act, the Property Trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default under the applicable trust, undertakes to perform only such duties as are specifically set forth in the applicable Declaration and, upon a Declaration Event of Default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Property Trustee is under no obligation to exercise any of the powers given it by the applicable Declaration at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. However, the holders of the preferred securities will not be required to offer such an indemnity where the holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

    Chase Manhattan Bank and Trust Company is the Senior Indenture Trustee and the Subordinated Indenture Trustee and will act as the Property Trustee and the Preferred Securities Guarantee Trustee. In addition, an affiliate of Chase Manhattan Bank and Trust Company will act as the Delaware Trustee of each of the trusts. However, if Chase Manhattan Bank and Trust Company acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate such conflict or resign. For information regarding other relationships between Bergen and Chase Manhattan Bank and Trust Company, see "Description of Debt Securities--Information Concerning the Trustee."

MISCELLANEOUS

    The Regular Trustees of each trust are authorized and directed to conduct the affairs of and to operate such trust in such a way that

    - such trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

    - such trust will be classified as a grantor trust for United States federal income tax purposes; and

    - the subordinated debt securities held by such trust will be treated as indebtedness of Bergen for United States federal income tax purposes.

    Bergen and the Regular Trustees of a trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Declaration) that Bergen and the Regular Trustees of such trust determine to be necessary or desirable for such purposes.

    Holders of preferred securities have no preemptive or similar rights.

    A trust may not invest any proceeds received by the trust from holding the subordinated debt securities (but shall distribute all such proceeds to the holders of preferred securities), acquire any assets other than the subordinated debt securities and any cash proceeds received with respect thereto, make any loans or incur any indebtedness (other than loans represented by the subordinated debt securities), act in any way to vary the assets of the trust or the terms of the preferred securities or the common securities or issue any securities other than the preferred securities and the common securities.

GOVERNING LAW

    Each Declaration and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF PREFERRED SECURITIES
  GUARANTEES

GENERAL

    Bergen will execute a Preferred Securities Guarantee, which benefits the holders of preferred securities, at the time that a trust issues those preferred securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Chase Manhattan Bank and Trust Company will act as indenture trustee ("Preferred Securities Guarantee Trustee") under each Preferred Securities Guarantee for the purposes of compliance with the Trust Indenture Act. The Preferred Securities Guarantee Trustee will hold each Preferred Securities Guarantee for the benefit of the preferred securities holders of the applicable trust.

    Bergen will irrevocably agree, as described in each Preferred Securities Guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the Preferred Securities Guarantee Payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments, to the extent not paid by a trust ("Preferred Securities Guarantee Payments"), will be covered by the applicable Preferred Securities Guarantee:

    - any accrued and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

    - the redemption price, to the extent that the trust has funds available to make the payment; and

    - upon a voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with a distribution of subordinated debt securities to holders of such preferred securities in exchange for such preferred securities), the lesser of:

        (1) the aggregate of the liquidation amount specified in the prospectus supplement for each preferred security plus all accrued and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

        (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon a liquidation of the trust ("Liquidation Payment").

    Bergen's obligation to make a Preferred Securities Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

    No single document executed by Bergen relating to the issuance of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Bergen's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and the subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    Each Preferred Securities Guarantee will constitute an unsecured obligation of Bergen and will rank:

    - subordinate and junior in right of payment to all of Bergen's other liabilities (except for those liabilities made equal or junior by their terms to any liabilities of Bergen under such Preferred Securities Guarantee);

    - equal with the most senior preferred or preference stock now or hereafter issued by Bergen, and with any guarantee now or hereafter issued by it in respect of any preferred or preference stock of any of its affiliates; and

    - senior to Bergen's Class A Common Stock.

    Each Declaration will require that the holder of preferred securities accept the subordination provisions and other terms of the Preferred Securities Guarantee. Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue Bergen, or seek other remedies, to enforce its rights under the Preferred Securities Guarantee without first suing any other person or entity). A Preferred Securities Guarantee will not be discharged except by payment of the Preferred Securities Guarantee Payments in full to the extent not previously paid or upon distribution to the applicable preferred securities holders of the corresponding series of subordinated debt securities pursuant to the appropriate Declaration.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of a series of preferred securities (in which case no consent of such holders will be required), a Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of such preferred securities (excluding any such preferred securities held by Bergen or any of its affiliates). A description of the way to obtain any approval is described under "Description of Preferred Securities--Voting Rights; Amendment of Declarations." All guarantees and agreements contained in a Preferred Securities Guarantee will be binding on Bergen's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

PREFERRED SECURITIES GUARANTEE EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee occurs if Bergen fails to make any of its required payments or perform its obligations under such Preferred Securities Guarantee.

    The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each Preferred Securities Guarantee (excluding any preferred securities held by Bergen or any of its affiliates) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee relating to such Preferred Securities Guarantee or to direct the exercise of any trust or power given to the Preferred Securities Guarantee Trustee under such Preferred Securities Guarantee or to waive any past event of default and its consequences.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

    The Preferred Securities Guarantee Trustee under a Preferred Securities Guarantee, other than during the occurrence and continuance of a default under such Preferred Securities Guarantee, will perform only the duties that are specifically described in such Preferred Securities Guarantee. After such a default, the Preferred Securities Guarantee Trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a Preferred Securities Guarantee Trustee is under no obligation to exercise any of its powers as described in the applicable Preferred Securities Guarantee at the request of any holder of covered preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

    Chase Manhattan Bank and Trust Company is the Senior Indenture Trustee and the Subordinated Indenture Trustee and will act as the Preferred Securities Guarantee Trustee and the Property Trustee. In addition, an affiliate of Chase Manhattan Bank and Trust Company will act as the Delaware Trustee of each of the trusts. However, if Chase Manhattan Bank and Trust Company acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate such conflict or resign. For information regarding other relationships between Bergen and Chase Manhattan Bank and Trust Company, see

"Description of Debt Securities--Information Concerning the Trustee."

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

    Each Preferred Securities Guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the corresponding series of subordinated debt securities to the holders of such preferred securities or, if such subordinated debt securities are convertible into Bergen's Class A Common Stock, upon the exchange of all such preferred securities for the corresponding series of subordinated debt securities and the conversion of all such subordinated debt securities into Bergen's Class A Common Stock. Each Preferred Securities Guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under such preferred securities or such Preferred Securities Guarantee.

GOVERNING LAW

    Unless otherwise specified in a prospectus supplement, the Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of Delaware.

RELATIONSHIP AMONG PREFERRED
  SECURITIES, PREFERRED SECURITIES
  GUARANTEES AND SUBORDINATED DEBT
  SECURITIES HELD BY EACH TRUST

    Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by Bergen to the extent described under "Description of Preferred Securities Guarantees." No single document executed by Bergen in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of such preferred securities. It is only the combined operation of Bergen's obligations under the applicable Preferred Securities Guarantee, Declaration, Subordinated Indenture and subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

    As long as Bergen makes payments of interest and other payments when due on the subordinated debt securities held by a trust, such payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

    - the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred and common securities;

    - the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

    - Bergen will pay for any and all costs, expenses and liabilities of each trust except such trust's obligations under its preferred securities (and Bergen has agreed to guarantee such payments); and

    - each Declaration provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

    If and to the extent that Bergen does not make payments on such subordinated debt securities, such trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, you will not be able to rely upon the Preferred Securities Guarantee for payment of these amounts. Instead, you may directly sue Bergen or seek other remedies to collect your pro rata share of payments owed. If you sue Bergen to collect payment, then Bergen will assume your rights as a holder of preferred securities under such trust's Declaration to the extent Bergen makes a payment to you in any such legal action.

    A holder of any preferred security may sue Bergen, or seek other remedies, to enforce its rights under the applicable Preferred Securities

Guarantee without first suing the applicable Preferred Guarantee Trustee, the trust which issued the preferred security or any other person or entity.

DESCRIPTION OF CLASS A COMMON
  STOCK

    Bergen is authorized to issue 300,000,000 shares of Class A Common Stock. As of April 30, 1999, there were 134,211,354 shares of Class A Common Stock outstanding. Additional shares of Class A Common Stock have been reserved for outstanding stock options, for subsequent grants under Bergen's benefit plans and for acquisitions by Bergen and its subsidiaries.

    Below is a general description of the Class A Common Stock to which a prospectus supplement may relate, including a prospectus supplement providing that Class A Common Stock will be issuable by Bergen upon conversion of Preferred Securities.

    - Holders of Class A Common Stock are entitled to receive such dividends as are declared by Bergen's Board of Directors, subject to the preference of any outstanding Preferred Stock of Bergen.

    - Payment and declaration of dividends on the Class A Common Stock will be subject to restrictions if Bergen fails to pay dividends on any series of Bergen's Preferred Stock ranking prior to the Class A Common Stock as to the payment of dividends.

    - Holders of Class A Common Stock are entitled to cast one vote per share on all matters voted upon by shareowners. There is no cumulative voting for the election of directors.

    - Holders of the Class A Common Stock do not have any pre-emptive rights.

    - Upon liquidation of Bergen, holders of Class A Common Stock are entitled to share on a pro rata basis any assets remaining for distribution to them.

    - The registrar, transfer agent and dividend disbursing agent for the Class A Common Stock is ChaseMellon Shareholder Services.

    The prospectus supplement utilized in connection with an offering of Preferred Securities will specify whether or not the Preferred Securities being offered will be convertible into Bergen's Class A Common Stock. If a series of Preferred Securities is convertible, the prospectus supplement will indicate:

    - the conversion ratio, which reflects the number of shares of Class A Common Stock that a holder of Preferred Securities would receive if the holder converted the holder's Preferred Securities into Class A Common Stock;

    - the events, such as a stock dividend or a stock split, that will result in an adjustment to the conversion ratio;

    - whether, and to what extent, the Preferred Securities will be mandatorily convertible into Class A Common Stock; and

    - any restrictions that may exist on the right of a holder of Preferred Securities to convert Preferred Securities into Class A Common Stock.

OTHER MATTERS APPLICABLE TO THE
  SECURITIES

    On February 9, 1994, the Board of Directors of Bergen adopted a Rights Plan (the "Shareowner Rights Plan") which provided for a dividend of one Preferred Share Purchase Right (collectively, the "Rights") to be declared for each share of Class A Common Stock outstanding at the close of business on February 18, 1994 and authorized the issuance of one Right for each share of Class A Common Stock issued thereafter and prior to certain change in control events. The Rights are generally not exercisable until 10 days after a person or group acquires beneficial ownership (as defined) of 15% of the Class A Common Stock or announces a tender offer which could result in a person or group beneficially owning 15% or more of the Class A Common Stock (an "Acquisition"). Each Right, should it become exercisable, will entitle the owner to buy 1/100th of a share of Bergen's Series A Junior Preferred Stock at an exercise price of $80.00, subject to adjustment. In the event of an Acquisition without the approval of the Board, each Right will entitle the owner, other than an Acquiror (as defined), to buy at the Rights' then current exercise price, a number of shares of Class A Common Stock having a market value equal to twice the exercise price. In addition, if at the time when there was a 15% shareowner, Bergen were to be acquired by merger, shareowners with unexercised Rights could purchase common stock of the acquiror having a value equal to twice the exercise price of the Rights. The Board may redeem the Rights for $0.01 per Right at any time prior to an Acquisition. Unless earlier redeemed, the Rights will expire on February 18, 2004.

    In addition to the Shareowner Rights Plan, the staggered election of Bergen's Board of Directors, the authority to issue Preferred Stock without further shareowner approval, the effect of certain by-laws, the possible impact of the antitrust laws and certain provisions of New Jersey statutes may deter a hostile takeover of Bergen.

PLAN OF DISTRIBUTION

    Bergen may sell the senior debt securities or subordinated debt securities and a trust may sell its preferred securities being offered hereby in one or more of the following ways from time to time:

    - to underwriters for resale to the public or to institutional investors;

    - directly to institutional investors;

    - directly to agents;

    - through agents to the public or to institutional investors; or

    - if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

    The prospectus supplements will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of such securities and the proceeds to Bergen or the applicable trust, as the case may be, from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

    If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

    Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

    If a dealer is utilized in the sale of securities, Bergen will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

    Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for Bergen. Any remarketing firm will be identified and the terms of its agreement, if any, with Bergen and its compensation will be described in the prospectus supplement.

    Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with Bergen and/or a trust to indemnification by Bergen and/or such trust against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Bergen and its affiliates in the ordinary course of business.

    Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold by Bergen or by the trusts for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

LEGAL OPINIONS

    The validity of the senior debt securities, the subordinated debt securities, the Preferred Securities Guarantees and certain related matters will be passed on for Bergen by Lowenstein Sandler PC, Roseland, New Jersey. Lownestein Sandler may rely upon local counsel, including local counsel who may have performed services on behalf of the underwriters, with respect to certain matters.

EXPERTS

    The consolidated financial statements of Bergen and its subsidiaries for the fiscal years ended September 30, 1996, 1997 and 1998, included in Bergen's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, which are incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of PharMerica and its subsidiaries for the fiscal years ended December 31, 1997 and 1998, appearing in Bergen's Current Report (Form 8-K) dated April 30, 1999, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of PharMerica and its subsidiaries at December 31, 1996 and for the year then ended, appearing in Bergen's Current Report (Form 8-K) dated April 30, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses to be borne by Bergen in connection with the offerings described in this Registration Statement.

SEC filing fee....................................................  $  83,400
Printing fees and expenses........................................     75,000
Accounting fees and expenses......................................     30,000
Rating agency fees................................................    335,000
Legal fees and expenses...........................................    125,000
Trustee fees and expenses.........................................     30,000
Blue sky fees and expenses........................................     10,000
Miscellaneous.....................................................    100,000
                                                                    ---------
Total.............................................................  $ 788,400
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Bergen's Restated Certificate of Incorporation, every person who is or was a director, officer, employee or agent of Bergen (including any such person in his or her capacity as a Regular Trustee) and the legal representative of such a person is entitled to receive indemnification from Bergen to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to Bergen's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, Bergen entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded the broadest coverage for liabilities arising under ERISA and the securities and anti-trust laws. The obligation of Bergen to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from Bergen if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986. Bergen currently maintains an insurance policy which provides liability coverage with respect to its directors and officers.

    In addition, Bergen's Restated Certificate of Incorporation eliminates the personal liability of directors and officers to Bergen and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of Bergen with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of Bergen's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to Bergen or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

    The Declaration of Trust of each trust provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any

Trustee, or any employee or agent of such trust or its affiliates (each an Indemnified Person) shall be liable, responsible or accountable in damages or otherwise to such trust or any employee or agent of the trust or its affiliates or to any holder for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions (subject to certain qualifications with respect to the Property Trustee).

    The Declaration of Trust of each trust also requires Bergen, to the fullest extent permitted by applicable law, to indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omissions (subject to certain qualifications with respect to the Property Trustee). The Declaration of each trust further provides that reasonable expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by Bergen prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Bergen of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

    The directors and officers of Bergen and the Regular Trustees of each trust are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capacities.

ITEM 16. EXHIBITS.

      1.1  Form of Underwriting Agreement (Preferred and Debt Securities)**

      3.1  Certificate of Trust of Bergen Capital Trust I*

      3.2  Certificate of Trust of Bergen Capital Trust II*

      3.3  Certificate of Trust of Bergen Capital Trust III*

      4.1  Declaration of Trust of Bergen Capital Trust I*

      4.2  Declaration of Trust of Bergen Capital Trust II*

      4.3  Declaration of Trust of Bergen Capital Trust III*

      4.4  Form of Amended and Restated Declaration of Trust*

      4.5  Form of Indenture (Senior Debt Securities), dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, National Association, as Trustee

      4.6  Form of Indenture (Subordinated Debt Securities), dated as of May 14, 1999, between
           Bergen and Chase Manhattan Bank and Trust Company, National Association, as Trustee

      4.7  Form of Preferred Security (included in Exhibit 4.4)

      4.8  Form of Preferred Securities Guarantee*

      4.9  Form of Common Securities Guarantee*

     4.10  The Restated Certificate of Incorporation of the Registrant, as amended

     4.11  The By-Laws, as amended and restated, dated November 13, 1998 are incorporated by reference to Exhibit 4.2 to the Registrant's Post Effective Amendment No. 2 to Form
           S-3 dated December 17, 1998 (file no.333-63441)

     4.12  Rights Agreement, dated as of February 8, 1994, between the Registrant and Chase
           Manhattan Bank and Trust Company, National Association, as Rights Agent, is
           incorporated by reference herein to Exhibit 1 to the Registrant's Registration
           Statement on Form 8-A dated February 14, 1994

      5.1  Opinion of Lowenstein Sandler PC**

     12.1  Statement regarding the computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends

     23.1  Consent of Lowenstein Sandler PC (to be included in Exhibit 5.1)

     23.2  Consent of Deloitte & Touche LLP

     23.3  Consent of Arthur Andersen LLP

     23.4  Consent of Ernst & Young LLP

     24.1  Powers of Attorney*

     25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Indenture (Senior Debt Securities)

     25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Indenture (Subordinated Debt Securities)

     25.3  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Property
           Trustee--Bergen Capital Trust I

     25.4  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Property
           Trustee--Bergen Capital Trust II

     25.5  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Property
           Trustee--Bergen Capital Trust III

     25.6  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Preferred Securities Guarantee--Bergen Capital Trust I

     25.7  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Preferred Securities Guarantee--Bergen Capital Trust II

     25.8  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Preferred Securities Guarantee--Bergen Capital Trust III

------------------------

*   Previously filed.

** To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) Bergen Capital Trust I, Bergen Capital Trust II and Bergen Capital Trust III each hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Bergen Brunswig Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on May 13, 1999.

                                BERGEN BRUNSWIG CORPORATION

                                By:             /s/ DONALD R. RODEN
                                     -----------------------------------------
                                                  Donald R. Roden
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                    DATE
----------------------------  ---------------------------  -------------------
   /s/ ROBERT E. MARTINI*     Chairman of the Board and
----------------------------    Director                      May 13, 1999
     Robert E. Martini

    /s/ DONALD R. RODEN       President, Chief Executive
----------------------------    Officer and Director          May 13, 1999
      Donald R. Roden

                              Executive Vice President,
                                Chief Financial Officer
     /s/ NEIL F. DIMICK         and Director (Principal
----------------------------    Financial Officer and         May 13, 1999
       Neil F. Dimick           Principal Accounting
                                Officer)

                              Director
----------------------------                                  May 13, 1999
    Jose E. Blanco, Sr.

    /s/ RODNEY H. BRADY*      Director
----------------------------                                  May 13, 1999
      Rodney H. Brady

                              Director
----------------------------                                  May 13, 1999
  Charles C. Edwards, M.D.

    /s/ CHARLES J. LEE*       Director
----------------------------                                  May 13, 1999
       Charles J. Lee

                              Director
----------------------------                                  May 13, 1999
      George R. Liddle

         SIGNATURE                       TITLE                    DATE
----------------------------  ---------------------------  -------------------
                              Director
----------------------------                                  May 13, 1999
      James R. Mellor

  /s/ GEORGE E. REINHARDT,    Director
            JR.*
----------------------------                                  May 13, 1999
  George E. Reinhardt, Jr.

                              Director
----------------------------                                  May 13, 1999
     Francis G. Rodgers

*By:     /s/ MILAN A. SAWDEI
      -------------------------
           Milan A. Sawdei
          ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Bergen Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on May 13, 1999.

                                BERGEN CAPITAL TRUST I

                                By:             /s/ DONALD R. RODEN
                                     -----------------------------------------
                                          Donald R. Roden, Regular Trustee

                                By:              /s/ NEIL F. DIMICK
                                     -----------------------------------------
                                          Neil F. Dimick, Regular Trustee

                                By:             /s/ MILAN A. SAWDEI
                                     -----------------------------------------
                                          Milan A. Sawdei, Regular Trustee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Bergen Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on May 13, 1999.

                                BERGEN CAPITAL TRUST II

                                By:             /s/ DONALD R. RODEN
                                     -----------------------------------------
                                          Donald R. Roden, Regular Trustee

                                By:              /s/ NEIL F. DIMICK
                                     -----------------------------------------
                                          Neil F. Dimick, Regular Trustee

                                By:             /s/ MILAN A. SAWDEI
                                     -----------------------------------------
                                          Milan A. Sawdei, Regular Trustee

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Bergen Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on May 13, 1999.

                                BERGEN CAPITAL TRUST III

                                By:             /s/ DONALD R. RODEN
                                     -----------------------------------------
                                          Donald R. Roden, Regular Trustee

                                By:              /s/ NEIL F. DIMICK
                                     -----------------------------------------
                                          Neil F. Dimick, Regular Trustee

                                By:             /s/ MILAN A. SAWDEI
                                     -----------------------------------------
                                          Milan A. Sawdei, Regular Trustee

                                 EXHIBIT INDEX

      1.1  Form of Underwriting Agreement (Preferred and Debt Securities)**

      3.1  Certificate of Trust of Bergen Capital Trust I*

      3.2  Certificate of Trust of Bergen Capital Trust II*

      3.3  Certificate of Trust of Bergen Capital Trust III*

      4.1  Declaration of Trust of Bergen Capital Trust I*

      4.2  Declaration of Trust of Bergen Capital Trust II*

      4.3  Declaration of Trust of Bergen Capital Trust III*

      4.4  Form of Amended and Restated Declaration of Trust*

      4.5  Form of Indenture (Senior Debt Securities), dated as of May 14, 1999, between Bergen and Chase Manhattan Bank and Trust Company, National Association, as Trustee

      4.6  Form of Indenture (Subordinated Debt Securities), dated as of May 14, 1999, between
           Bergen and Chase Manhattan Bank and Trust Company, National Association, as Trustee

      4.7  Form of Preferred Security (included in Exhibit 4.4)

      4.8  Form of Preferred Securities Guarantee*

      4.9  Form of Common Securities Guarantee*

     4.10  The Restated Certificate of Incorporation of the Registrant, as amended

     4.11  The By-Laws, as amended and restated, dated November 13, 1998 are incorporated by reference to Exhibit 4.2 to the Registrant's Post Effective Amendment No. 2 to Form
           S-3 dated December 17, 1998 (file no.333-63441)

     4.12  Rights Agreement, dated as of February 8, 1994, between the Registrant and Chase
           Manhattan Bank and Trust Company, National Association, as Rights Agent, is
           incorporated by reference herein to Exhibit 1 to the Registrant's Registration
           Statement on Form 8-A dated February 14, 1994

     4.13  Form of Officers' Certificate**

      5.1  Opinion of Lowenstein Sandler PC**

     12.1  Statement regarding the computation of ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends

     23.1  Consent of Lowenstein Sandler PC (to be included in Exhibit 5.1)

     23.2  Consent of Deloitte & Touche LLP

     23.3  Consent of Arthur Andersen LLP

     23.4  Consent of Ernst & Young LLP

     24.1  Powers of Attorney*

     25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Indenture (Senior Debt Securities)

     25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Indenture (Subordinated Debt Securities)

     25.3  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Property
           Trustee--Bergen Capital Trust I

     25.4  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Property
           Trustee--Bergen Capital Trust II

     25.5  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Property
           Trustee--Bergen Capital Trust III

     25.6  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Preferred Securities Guarantee--Bergen Capital Trust I

     25.7  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Preferred Securities Guarantee--Bergen Capital Trust II

     25.8  Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Chase Manhattan Bank and Trust Company, National Association, as Trustee
           under the Preferred Securities Guarantee--Bergen Capital Trust III

------------------------

  * Previously filed.

 ** To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in the Registration Statement.